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EXHIBIT 99.3

                             CONSENT OF HARRY SAAL

     In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the reference in the Registration Statement on Form S-4 filed by McAfee Associates, Inc., a Delaware corporation ("McAfee"), to the undersigned being named as a director of McAfee upon the consummation of the Merger described in such Registration Statement.


                                    /s/ Harry J. Saal
                                    --------------------------
                                    Harry J. Saal